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                                                                   Exhibit 23.5




                         Independent Auditors' Consent

The Board of Directors
Reynolds American Inc.:

We consent to the use of our report dated April 21, 2004 with respect to the balance sheet of Reynolds American Inc. as of January 20, 2004 included herein and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.




/s/ KPMG LLP
Greensboro, North Carolina
May 14, 2004